EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                      SMART CHOICE AUTOMOTIVE GROUP, INC.,

                            ECKLER INDUSTRIES, INC.,

                          ECKLER'S RACING BODIES, INC.,

                             ECKLER INDUSTRIES, LLC

                                       and

                          SUN AUTOMOTIVE PARTNERS L.P.



                                 August 26, 1999

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.    Definitions............................................................1

2.    The Merger.............................................................5
      (a)   The Merger.......................................................5
      (b)   Merger Effective Date............................................5
      (c)   The Merger Consideration.........................................6
      (d)   Certificate of Formation of Surviving Company....................6
      (e)   Delivery of Shares...............................................6
      (f)   Effectiveness of Merger..........................................6
      (g)   Working Capital Adjustments......................................6
      (h)   The Closing......................................................7
      (i)   Deliveries at the Closing........................................8

3.    Representations and Warranties Concerning the Transaction..............8
      (a)   Representations and Warranties of Seller.........................8
      (b)   Representations and Warranties of Buyer and Parent..............10

4.    Representations and Warranties Concerning the Companies...............11
      (a)   Organization, Qualification and Corporate Power.................12
      (b)   Capitalization..................................................12
      (c)   Noncontravention................................................12
      (d)   Brokers' Fees...................................................12
      (e)   Property........................................................13
      (f)   Subsidiaries....................................................13
      (g)   Financial Statements............................................13
      (h)   No Undisclosed or Contingent Liabilities........................13
      (i)   Absence of Certain Changes......................................14
      (j)   Compliance with Law; Licenses...................................15
      (k)   Tax Matters.....................................................16
      (l)   Real Property...................................................18
      (m)   Intellectual Property...........................................18
      (n)   Contracts.......................................................19
      (o)   Powers of Attorney..............................................20
      (p)   Litigation, Orders..............................................20
      (q)   Employee Benefits...............................................20
      (r)   Environmental Matters...........................................22
      (s)   Severance Arrangements..........................................23
      (t)   Insurance.......................................................23
      (u)   Suppliers.......................................................23
      (v)   Accounts Receivable.............................................24

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      (w)   Certain Interests...............................................24
      (x)   Labor Matters...................................................24
      (y)   Bank Accounts...................................................25
      (z)   Transactions with Affiliates....................................25
      (aa)  Product Warranties, Defects and Liabilities.....................26
      (bb)  Inventories.....................................................26
      (cc)  Prices; Financial Condition.....................................26
      (dd)  Disclosure......................................................26

5.    Pre-Closing Covenants.................................................26
      (a)   General.........................................................27
      (b)   Notices and Consents............................................27
      (c)   Conduct of Business.............................................27
      (d)   Full Access.....................................................29
      (e)   Notice of Developments..........................................29
      (f)   Exclusivity.....................................................29
      (g)   Environmental Matters...........................................30

6.    Post-Closing Covenants................................................30
      (a)   General.........................................................30
      (b)   Litigation Support..............................................30
      (c)   Transition......................................................31

7.    Conditions to Obligation to Close.....................................32
      (a)   Conditions to Obligation of Buyer and Parent....................32
      (b)   Conditions to Obligation of Seller and the Companies............34

8.    Remedies for Breaches of this Agreement...............................35
      (a)   Survival of Representations and Warranties......................35
      (b)   Indemnification Provisions for Benefit of Buyer.................36
      (c)   Indemnification Provisions for Benefit of Seller................37
      (d)   Matters Involving Third Parties.................................37
      (e)   Determination of Adverse Consequences...........................37
      (f)   Other Indemnification Provisions................................38

9.    Termination...........................................................38
      (a)   Termination of Agreement........................................38
      (b)   Effect of Termination...........................................38

10.   Tax Indemnification...................................................39

11.   Miscellaneous.........................................................41
      (a)   Press Releases and Public Announcements.........................41
      (b)   No Third-Party Beneficiaries....................................42
      (c)   Entire Agreement................................................42

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      (d)   Succession and Assignment.......................................42
      (e)   Counterparts....................................................42
      (f)   Headings........................................................42
      (g)   Notices.........................................................42
      (h)   Governing Law...................................................43
      (i)   Waiver of Jury Trial............................................43
      (j)   Amendments and Waivers..........................................44
      (k)   Severability....................................................44
      (l)   Expenses........................................................44
      (m)   Construction....................................................44
      (n)   Incorporation of Exhibits and Schedules.........................44




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Exhibit A         Actual Working Capital Accounts
Exhibit B         Articles of Merger
Exhibit C         Certificate of Merger
Exhibit D         Historical Financial Statements
Exhibit E         Assignment of Trademarks
Exhibit F         Form of Lease
Exhibit G         Transition Services Agreement
Exhibit H         Opinion of Seller
Exhibit I         Opinion of Buyer

Disclosure Schedule Exceptions to Representations and Warranties Concerning the Companies
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                          AGREEMENT AND PLAN OF MERGER

      This Agreement is entered into as of August 26, 1999, by and among SMART CHOICE AUTOMOTIVE GROUP, INC., a Florida corporation ("Seller"), ECKLER INDUSTRIES, LLC, a Delaware limited liability company ("Buyer"), SUN AUTOMOTIVE PARTNERS, L.P., a Delaware limited partnership ("Parent"), ECKLER INDUSTRIES, INC., a Florida corporation ("Sub 1"), and ECKLER'S RACING BODIES, INC., a Florida corporation ("Sub 2"). Seller, Parent, Buyer, Sub 1 and Sub 2 are referred to collectively herein as the "Parties."

      Seller owns all of the outstanding capital stock of Sub 1 and Sub 2 (Sub 1 and Sub 2 are hereinafter collectively referred to as the "Companies"). This Agreement contemplates a transaction in which the Companies would be acquired by Buyer by means of a merger of the Companies into Buyer (the "Merger") for the consideration and upon the terms set forth herein and in accordance with the Delaware General Corporation Law ("DGCL") and the Florida Business Corporation Act ("FBCA").

      The Board of Managers of Buyer and the respective Boards of Directors of Seller and the Companies believe that the Merger, upon the terms set forth herein, is in the best interests of their respective companies and in the best interests of the members and stockholders of their respective companies and such Boards have unanimously approved the Merger.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

      1.    DEFINITIONS.

      "ACTUAL WORKING CAPITAL" is the sum of $557,000, book cash (whether positive or negative, with negative book cash being generated by, among other things, checks drawn on the bank accounts and not yet paid to or cashed by recipient), accounts receivable, inventory and prepaids minus accounts payable, accrued wages and vacation and other accrued expenses, as reflected on the Closing Balance Sheet calculated using the accounts set forth on EXHIBIT A and adjusted for any amounts distributed by Buyer to the Parent on the Closing Date; provided, however, such calculation will exclude all intercompany accounts.

      "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.


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      "BUYER" has the meaning set forth in the preface above.

      "CASH" means cash and cash equivalents (including marketable securities and short-term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

      "CLOSING" has the meaning set forth in Section 2(h) below.

      "CLOSING DATE" has the meaning set forth in Section 2(h) below.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPANIES" has the meaning set forth in the preface above.

      "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Companies that is not already generally available to the public.

      "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

      "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (d) Employee Welfare Benefit Plan or other employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or similar plan, arrangement or agreement, in each case referred to in the foregoing clauses (a) through (d), maintained, sponsored by or contributed to by Sub 1 or Sub 2, or by Seller with respect to employees of Sub 1 or Sub 2.

      "EMPLOYEE  PENSION  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
(ss)3(2).

      "EMPLOYEE  WELFARE  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
(ss)3(1).

      "ENVIRONMENTAL LAWS" means all federal, state and local, provincial and foreign, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances (including, without limitation, releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport, disposal or handling of Hazardous Substances. "Environmental Laws" include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
(ss)601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (ss)1801 et seq. ), the Resource Conservation and Recovery Act (42 U.S.C. (ss) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (ss) 251 et seq.), the Clean Air Act (42 U.S. C. (ss)7401 et seq.) , the

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Toxic Substances Control Act (15 U.S.C. (ss)2601 et seq.), the Oil Pollution Act
(33 U.S.C. (ss)2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (ss)11001 et seq.), the Occupational Safety and Health Act
(29 U.S.C. (ss)651 et seq.) and all other state laws analogous to any of the above.

      "ENVIRONMENTAL LIABILITIES" means all liabilities of the Companies which
(i) arise under or relate to violations of Environmental Laws or arise in connection with or related to any matter disclosed or required to be disclosed in Section 4(q) of the Disclosure Schedule and (ii) are attributable to actions occurring or conditions existing on or prior to the Closing Date.

      "EPA" means the United States Environmental Protection Agency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "FBCA" means the Florida Business Corporation Act.

      "FINANCIAL STATEMENT" has the meaning set forth in Section 4(g) below.

      "GAAP" means United States generally accepted accounting principles as in effect as of the Closing Date or as of such date as otherwise stated herein.

      "HART-SCOTT-RODINO   ACT"   means   the   Hart-Scott-Rodino    Antitrust
Improvements Act of 1976, as amended.

      "HAZARDOUS SUBSTANCES" means any toxic or otherwise hazardous substance, which is regulated under Environmental Laws.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d)(i) below.

      "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d)(i) below.

      "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4(m) below.

      "KNOWLEDGE" means actual knowledge of an executive officer of the Party without independent investigation.

      "LICENSES" has the meaning set forth in Section 4(j) below.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Companies, taken as a whole, PROVIDED that in determining whether there has been a Material Adverse Effect, the following matters will not be considered: (i) any changes in the pricing of products purchased by the Companies and (ii) any changes in the financial condition of a customer or supplier of the Companies.

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      "MERGER CONSIDERATION" has the meaning set forth in Section 2(c) below.

      "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

      "MOST RECENT FISCAL QUARTER END" has the meaning set forth in Section 4(g) below.

      "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA (ss)3(37).

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "PARENT" has the meaning set forth in the preface above.

      "PARTY" has the meaning set forth in the preface above.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

      "REPORTABLE EVENT" has the meaning set forth in ERISA /section/4043.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "SELLER" has the meaning set forth in the preface above.

      "SUB 1 SHARE" means any share of the common stock, par value $.01 per share, of Sub 1.

      "SUB 2 SHARE" means any share of the common stock, par value $.01 per share, of Sub 2.

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      "SUBSIDIARY" means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or Persons performing similar functions.

      "TAX AFFILIATE" means any affiliated, combined or unitary group of which the Companies are or were a member, as the case may be.

      "TAXES" means all taxes, charges, fees, imposts, levies or other assessments of any kind, including, without limitation, all income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and will include any transferee liability in respect of taxes and any liability under any tax sharing, tax indemnity, tax allocation or similar agreement (whether or not written).

      "TAX RETURN" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

      "THIRD-PARTY CLAIM" has the meaning set forth in Section 8(d) below.

      "WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Working Capital Target exceeds the Actual Working Capital.

      "WORKING CAPITAL TARGET" means $936,000.

      2.    THE MERGER.

      (a) THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement, the DGCL and the FBCA, the Companies and Buyer will execute and deliver for filing to (i) the Department of State of the State of Florida Articles of Merger in the form attached hereto as EXHIBIT B and (ii) the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as EXHIBIT C. Upon filing of the Articles of Merger and the Certificate of Merger, the Companies will be merged (the "Merger") with and into Buyer, which will be the surviving corporation. The terms and conditions of the Merger and the Plan of Merger will be as provided in the Certificate of Merger, the Articles of Merger, the DGCL and the FBCA.

      (b) MERGER EFFECTIVE DATE. At the Merger Effective Time (as defined in
Section 2(h)), the Companies will be merged with and into Buyer in accordance with the Articles of Merger and the Certificate of Merger, and the separate existence of the Companies will cease. Buyer, as the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Company."

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      (c) THE MERGER CONSIDERATION. For purposes of this Agreement, the "Merger
Consideration" will consist of a $10,250,000 payment (the "Closing Payment"), payable on the Closing Date by Buyer to Seller by wire transfer of immediately available funds to such account as Seller designates. The Merger Consideration may be adjusted pursuant to Section 2(g) of this Agreement.

      (d) CERTIFICATE OF FORMATION OF SURVIVING COMPANY. At the Merger Effective Time, the Certificate of Formation of Buyer will become the Certificate of Formation of the Surviving Company; and, subsequent to the Merger Effective Time, such Certificate of Formation will be the Certificate of Formation of the Surviving Company until changed as provided by law.

      (e) DELIVERY OF SHARES. At the Merger Effective Time:

            (i) in exchange for the outstanding shares of Sub 1 and Sub 2, Buyer will pay to Seller the Merger Consideration; and

            (ii) Seller will deliver to Buyer at the Closing (as defined in Section 2(h) hereof) the certificates representing the Sub 1 Shares and Sub 2 Shares, duly endorsed in blank by Seller or accompanied by blank stock powers. Seller agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Sub 1 Shares or Sub 2 Shares or with respect to the stock powers accompanying the Sub 1 Shares or Sub 2 Shares. The certificates representing the Sub 1 Shares and Sub 2 Shares so delivered will forthwith be canceled.

      (f) EFFECTIVENESS OF MERGER. The Merger will become effective and all transactions contemplated by this Agreement, including the delivery of Sub 1 Shares and Sub 2 Shares and the delivery by wire transfer of the Merger Consideration will occur on the Closing Date. The time at which the Merger is effected will be referred to as the "Merger Effective Time."

      (g)   WORKING CAPITAL ADJUSTMENTS.

            (i) WORKING CAPITAL. Within 30 days following the Closing Date, the Surviving Company will prepare a balance sheet of the Surviving Company as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will be prepared in accordance with Sub 1's or Sub 2's internal and actual accounting practices as of June 30, 1999, whether in accordance with GAAP or otherwise. In the event that the Closing Balance Sheet states that the Actual Working Capital was less than the Working Capital Target, then the Surviving Company will deliver a written notice (the "Working Capital Adjustment Notice") to Seller setting forth the Actual Working Capital and the Working Capital Adjustment due to the Surviving Company from Seller; PROVIDED, HOWEVER, the parties acknowledge that the Working Capital Target was prepared in accordance with Sub 1's or Sub 2's internal and actual accounting practices as of June 30, 1999, whether in accordance with GAAP or otherwise. In the event that the Actual Working Capital is more than the Working Capital Target, then Seller will deliver a Working Capital Adjustment Notice to Buyer setting forth the Actual Working Capital and the Working

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      Capital Adjustment due to Seller from the Surviving Company. Any amounts due pursuant to this Section 2(g)(i) will be paid in cash to the Surviving Company or Seller, as the case may be, within 15 business days after delivery of the Working Capital Adjustment Notice; PROVIDED, HOWEVER, that if the party obligated to make such payment disputes any portion of the Working Capital Adjustment Notice, no such disputed amounts will be required to be paid until the resolution of such dispute in accordance with Section 2(g)(ii), whereupon any amounts due will be paid within five business days of such resolution, provided that all undisputed amounts will be promptly paid.

            (ii) DISPUTES. Notwithstanding anything in this Section 2(g) to the contrary, if there is any Working Capital Adjustment and Seller or the Surviving Company disputes any item on the Working Capital Adjustment Notice, then such party will notify the other in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within 15 business days after the delivery of the Working Capital Adjustment Notice. If the Surviving Company and Seller cannot resolve any such dispute, then such dispute will be resolved by an independent accounting firm which is reasonably acceptable to the Surviving Company and Seller (the "Independent Accounting Firm"). If the Surviving Company and Seller cannot agree upon a mutually acceptable Independent Accounting Firm within 10 days after delivery of the notice with respect to the Disputed Amounts, the Surviving Company and Seller will each select an independent accounting firm, and the Independent Accounting Firm will be selected by the firms chosen by the Surviving Company and Seller. The determination of the Independent Accounting Firm
      (i) will be made as promptly as practicable; (ii) will be prepared in accordance with Sub 1's or Sub 2's internal and actual accounting practices as of June 30, 1999, whether GAAP or otherwise, and based solely on the accounts set forth on EXHIBIT A (Parent, Buyer and Seller acknowledge that the accounts set forth on EXHIBIT A were used to calculate the Working Capital Target of $936,000 as of June 30, 1999); and
      (iii) will be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm will be allocated evenly between the Surviving Company and Seller. Pending resolution of any such dispute by the Independent Accounting Firm, no such Disputed Amount will be due to the Surviving Company or Seller, provided that all undisputed amounts will be promptly paid. Upon the final determination of the amounts due, if any, such amounts will be paid in accordance with the provisions of this Section 2(g)(ii).

      (h)   THE CLOSING.

            (i) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Troutman Sanders, LLP in Atlanta, Georgia, on or before five business days from the date of execution of this Agreement, or such other date as agreed by the Parties (the "Closing Date").

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            (ii) On the Closing Date, the Articles of Merger, the Certificate of
      Merger and any other documents executed in accordance with the DGCL and the FBCA, together with any required certificates, will be filed with the Secretary of State of Delaware and the Secretary of State of Florida in accordance with the provisions of the DGCL and the FBCA. The Merger will become effective upon such filing or at such later time as may be specified in such filing (the "Merger Effective Time").

      (i) DELIVERIES AT THE CLOSING. At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments and documents referred to in Section 7(a) below, (ii) Buyer will deliver to Seller the various certificates, instruments and documents referred to in Section 7(b) below, (iii) Seller will deliver to Buyer stock certificates representing all of the outstanding Sub 1 Shares and Sub 2 Shares, endorsed in blank or accompanied by duly executed assignment documents and (iv) Buyer will deliver to Seller the Closing Payment.

      3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

      REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made on such date and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself.

            (i) ORGANIZATION OF SELLER. Seller is duly organized, validly existing and in good standing under the laws of the State of Florida.

            (ii) AUTHORIZATION OF TRANSACTION. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability. Except those that have been made or waived by Buyer in writing, Seller is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental or regulatory body or authority or other Person in order to consummate the transactions contemplated by this Agreement.

            (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate its charter or bylaws, (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Seller is subject or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the

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      right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject, except, in the case of clauses (B) and (C), for such violations, conflicts, breaches or defaults as (i) do not and will not affect the validity and enforceability of this Agreement or (ii) do not and will not have, in the aggregate, any Material Adverse Effect.

            (iv) BROKERS' FEES. Except as set forth on Section 3(a)(iv) of the Disclosure Schedule, Seller has no liability or obligation to pay any fees or commissions to any broker, finder, agent or other Person with respect to the transactions contemplated by this Agreement.

            (v) COMPANIES' SHARES. Seller holds of record and owns beneficially all of the outstanding Sub 1 Shares and Sub 2 Shares free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, pledges, liens, encumbrances, charges, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands except as set forth in Section 3(a)(v) of the Disclosure Schedule. Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any capital stock of the Companies (other than this Agreement). Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Companies.

            (vi) CONSENTS AND APPROVALS. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority or any other Person is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such permits, consents, licenses, approvals or authorizations or declarations, exemptions, filings or registrations (a) disclosed in
      Section 3(a)(vi) of the Disclosure Schedule hereto or (b) the failure of which to obtain or make do not and will not (A) affect the validity and enforceability of this Agreement or (B) either individually or in the aggregate have a Material Adverse Effect.

            (vii) LITIGATION. Except as set forth in Section 3(a)(vii) of the Disclosure Schedule, there is no action, suit or proceeding pending against, or to the Knowledge of Seller threatened against or affecting, Seller before any court or arbitrator or any foreign or domestic governmental or regulatory body or agency which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

      REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT. Buyer and Parent represent and warrant to Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made on such date and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

            (i) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Parent is a limited partnership duly formed, validly subsisting and in good standing under the laws of the jurisdiction of its formation.

            (ii) AUTHORIZATION OF TRANSACTION. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Parent has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Buyer and Parent. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes the valid and legally binding obligation of Buyer and Parent, enforceable against Buyer and Parent in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability. Neither Buyer nor Parent is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental or regulatory body or authority or other Person in order to consummate the transactions contemplated by this Agreement.

            (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer or Parent is a party or by which they are bound or to which any of their assets are subject, except for such violations, conflicts, breaches or defaults as (i) do not and will not affect the validity and enforceability of this Agreement and have a Material Adverse Effect on Buyer or Parent.

            (iv) BROKERS' FEES. Neither Buyer nor Parent has any liability or obligation to pay any fees or commissions to any broker, finder, agent or other Person with respect to the transactions contemplated by this Agreement.

            (v) FINANCING. Buyer has sufficient funds available to pay the Merger Consideration.

            (vi) LITIGATION. There is no action, suit or proceeding pending against, or to the Knowledge of Buyer or Parent threatened against or affecting, Buyer or Parent before any court or arbitrator or any foreign or domestic governmental or regulatory body or agency which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

            (vii) DUE DILIGENCE.

                  (A) Each of Buyer and Parent is an informed and sophisticated
            Person and is experienced in the evaluation and purchase of companies such as the Companies. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, each of Buyer and Parent has relied on its own independent investigation of the Companies as of this date and upon the representations and warranties and covenants in this Agreement and has relied on the investigations conducted by Buyer's agents (including, without limitation, Sun Capital Partners, Inc.).

                  (B) Each of Buyer and Parent acknowledges that Seller has made no representation or warranty as to the prospects, financial or otherwise, of the Companies. Buyer has conducted its own inspection and examination of the Companies or has relied on the inspection and examination of the Companies conducted by Buyer's agents (including, without limitation, Sun Capital Partners, Inc.) and is not relying on representations or warranties of any nature made by or on behalf of or imputed to Seller except as expressly set forth in this Agreement.

            (viii) NO KNOWLEDGE OF BREACH. Neither Buyer, Parent nor Buyer's agents (including, without limitation, Sun Capital Partners,
      Inc.) knows of any breach of warranty or any misrepresentation by Seller or the Companies hereunder.

            (ix) TOTAL ASSETS AND SALES. Neither Buyer nor Parent and their subsidiaries, taken in the aggregate, has total assets or annual net sales of $100,000,000 or more.

      4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES. Seller and the Companies represent and warrant to Buyer and Parent that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made on such date and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by Seller to Buyer on the date hereof and initialed by the Parties (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) (the "Disclosure Schedule").

      (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Florida. The Companies are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. The copies of the articles of incorporation and bylaws of the Companies, as previously delivered to Buyer by Seller, are complete and correct copies of such instruments as currently in effect. The Companies have the requisite corporate power and authority to carry on the business in which they are engaged and to own and lease the properties used by them. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Companies.

      (b) CAPITALIZATION. The entire authorized capital stock of Sub 1 consists of 100 Sub 1 Shares, all of which are issued and outstanding. The entire authorized capital stock of Sub 2 consists of 100 Sub 2 Shares, all of which are issued and outstanding. All of the issued and outstanding Sub 1 Shares and Sub 2 Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Companies to issue, sell or otherwise cause to become outstanding any of their capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Companies.

      (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any governmental or regulatory body or authority or court to which Sub 1 or Sub 2 is subject (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Sub 1 or Sub 2 is a party or by which Sub 1 or Sub 2 is bound or to which any of their assets are subject (or result in the imposition of any pledge, lien, encumbrance, charge or security interest upon any of their assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a Material Adverse Effect or (iii) violate or conflict with any provision of the articles of incorporation or bylaws of Sub 1 or Sub 2. Except for any notice which has been provided or will be provided on or before Closing and which is described in Section 4(c) on the Disclosure Schedule, the Companies do not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental or regulatory body or authority or other Person in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not have a Material Adverse Effect.

      (d) BROKERS' FEES. The Companies do not have any liability or obligation to pay any fees or commissions to any broker, finder, agent or other Person with respect to the transactions contemplated by this Agreement.

      (e) PROPERTY. The Companies have good and valid title to, or a valid leasehold interest in, all personal property owned, leased or used by the Companies, free and clear of all liens, charges and encumbrances, except for Security Interests. Section 4(e) of the Disclosure Schedule contains a schedule of all assets that have been transferred between Seller or any of its Affiliates on the one hand and Sub 1 or Sub 2 on the other hand since the Most Recent Financial Statements.

      (f) SUBSIDIARIES. Neither Sub 1 nor Sub 2 directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture or other business association or entity.

      (g) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT D are the following financial statements (collectively the "Financial Statements"): (i) for Sub 1, audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended September 30, 1994, September 30, 1995 and September 30, 1996, as of and for the three months ended December 31, 1996 and for the period from January 1, 1997 through January 28, 1997, in each case, together with the reports thereon of BDO Seidman LLP, independent certified public accountants; (ii) for Sub 1 and Sub 2, Seller's audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1997, which include information for the Companies in each case, together with the reports thereon of BDO Seidman LLP independent certified public accountants;
(iii) for Sub 1, combined audited balance sheet (the "Audited Balance Sheet") and Statement of Income, Changes in Stockholder's Equity and Cash Flow (together with the Audited Balance Sheet, the "Audited Financial Statements") as of and for the year ended December 31, 1998, in each case, together with the reports thereon of BDO Seidman LLP, independent certified public accountants; and (iv) Sub 1's unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six months ended June 30, 1999 (the "Most Recent Fiscal Quarter End") and Sub 1's unaudited balance sheet and statement of income, changes of stockholders' equity and cash flow for the month ended July 31, 1999 ("July 1999 Financials"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the financial condition of the Companies as of such dates and the results of operations of the Companies for such periods; PROVIDED, HOWEVER, that the Audited Financial Statements, Most Recent Financial Statements and the July 1999 Financials may be subject to year-end adjustments and the Most Recent Financial Statements and the July 1999 Financials lack footnotes and other presentation items.

      (h) NO UNDISCLOSED OR CONTINGENT LIABILITIES. Neither Sub 1 nor Sub 2 has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that are not fully reflected on the Audited Balance Sheet, except for liabilities and obligations incurred in the Ordinary Course of Business since the date thereof and which would not have a Material Adverse Effect.

      (i) ABSENCE OF CERTAIN CHANGES. Since July 31, 1999, each of Sub 1 and Sub 2 has conducted its business only in the Ordinary Course of Business and has not:

            (i) suffered any material adverse change in its operations, condition (financial or otherwise), assets, liabilities, earnings or working capital;

            (ii) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except in the Ordinary Course of Business or which would not have a Material Adverse Effect (including obligations or liabilities arising from one transaction or a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

            (iii) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities and obligations reflected or reserved against in the Most Recent Financial Statements, the July 1999 Financials or incurred in the Ordinary Course of Business since July 31, 1999.

            (iv) permitted or allowed any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

            (v) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for writeoffs in the Ordinary Course of Business;

            (vi) canceled any material debts or, to Seller's Knowledge, waived any claims or rights of substantial value;

            (vii) sold, transferred or otherwise disposed of any of its properties or assets, except in the Ordinary Course of Business;

            (viii) disposed of or, to Seller's Knowledge, permitted to lapse any rights to the use of any material patent, trademark, trade name, service mark or copyright, or disposed of or disclosed to any Person other than an Affiliate any trade secret, formula, process or know-how not theretofore a matter of public knowledge or subject to a confidentiality agreement; PROVIDED, HOWEVER, that Buyer acknowledges that the new General Motors Service Parts Operations License Agreement will require a letter of credit in the amount of $315,000 to be provided by Buyer;

            (ix) granted any material general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any material increase in the compensation payable or to become payable to any management employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

            (x) except as set forth in Section 4(i)(x) of the Disclosure Schedule, made any material capital expenditure or material commitment for additions to its property, equipment or intangible capital assets;

            (xi) made any change in any method of accounting or accounting practice or failed to maintain its books, accounts and records in the Ordinary Course of Business;

            (xii) failed to maintain in full force and effect all material existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would reasonably be expected to enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

            (xiii) except for the transaction contemplated hereby, entered into any material transaction or made or entered into any material contract or commitment, or terminated or amended any material contract or commitment, except in the Ordinary Course of Business, and not in excess of current requirements;

            (xiv) to the Knowledge of Seller, taken any action that would reasonably be expected to have a material adverse effect on its business organization or its current relationships with its employees, suppliers, distributors, advertisers, subscribers or others having business relationships with it;

            (xv) declared, paid or set aside for payment any distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock; or

            (xvi) agreed to take any action with respect to any of the matters described in this Section 4(i).

      (j) COMPLIANCE WITH LAW; LICENSES. Except as set forth in Section 4(j) of the Disclosure Schedule, the businesses of Sub 1 and Sub 2 have not been and are not being conducted in violation of any laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs and injunctions of all federal, state, local or foreign governmental authorities (collectively, "Laws"), including all Laws relating to the safe conduct of Sub 1's and Sub 2's business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities and trademark and copyright, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. Each of Sub 1 and Sub 2 holds all licenses, permits, variances, exemptions, authorizations, operating certificates, orders and approvals of all governmental and regulatory bodies and authorities (collectively, "Licenses") that are required for it to own, lease and operate its properties as currently owned, leased and/or operated, as applicable, and conduct its business as currently conducted, except where the failure to hold Licenses would not, individually or in the aggregate, have a Material Adverse Effect. There has occurred no default under or violation of any such License, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

      (k) TAX MATTERS. Except as disclosed in Section 4(k) of the Disclosure
Schedule:

            (i) each of the Companies or a Tax Affiliate with respect to the Companies has timely filed (and through the Closing Date will timely file) with the appropriate federal, state, local, foreign and other governmental agencies all Tax Returns required to be filed by or with respect to it, its operations and assets, and as of the time of filing, all such Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct in all material respects;

            (ii) each of the Companies or a Tax Affiliate with respect to the Companies has (A) timely paid (and through the Closing Date will timely pay) all Taxes that are due and payable with respect to it, its operations and assets, except for Taxes that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been reflected on the Financial Statements; and (B) established (and through and including the Closing Date will establish) reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations through the Closing Date;

            (iii) each of the Companies (or a Tax Affiliate on behalf of any of the Companies) has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over (and through the Closing Date will timely withhold and pay over) to the proper governmental authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;

            (iv) none of the Companies (nor any of their Tax Affiliates on any Company's behalf) has requested (or through the Closing Date will request) any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

            (v) to the Knowledge of Seller or the Companies, (a) the United States federal income Tax Returns of each of the Companies have not been examined by the Internal Revenue Service ("IRS"), (b) the state and local income or franchise Tax Returns of each of the Companies have not been examined by the relevant taxing authority and (c) no deficiencies have been proposed, asserted or assessed by any federal, state, local foreign or other taxing authority that have not been paid;

            (vi) no federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which any of the Companies would be liable;

            (vii) none of the Companies (nor any of their Tax Affiliates on any Company's behalf) has executed or filed (or through the Closing Date will execute or file) with the IRS or any other taxing authority any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which any of the Companies would be liable and no power of attorney granted by either of the Companies with respect to any Tax matter is currently (or through the Closing Date will be) in force;

            (viii) none of the Companies (nor any of their Tax Affiliates on any Company's behalf) has executed or entered into (or through the Closing Date will enter into) any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign law;

            (ix) none of the Companies is (or through the Closing Date will be) a party to, bound by or subject to any obligation under any Tax sharing, Tax indemnity, Tax allocation or similar agreement (whether or not written);

            (x) none of the Companies (nor any of their Tax Affiliates on any Company's behalf) has filed (or through the Closing Date will file) a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any of the Companies.

            (xi) no property owned by any of the Companies is property that Buyer or such Company is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code;

            (xii) none of the Companies (nor any of their Tax Affiliates on any Company's behalf) (A) has agreed (or through the Closing Date will agree) to or is required to make any adjustment pursuant to Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method initiated by a Company; (B) has Knowledge that the IRS or any taxing authority has proposed any such adjustment or change in accounting method, or (C) has an application pending (or through the Closing Date will file an application) with any taxing authority requesting permission for any change in accounting methods that relates to the business and operations of any of the Companies;

            (xiii) there is no (and prior to the close of business on the Closing Date there will be no) contract, agreement, plan or arrangement in respect of the Companies covering any Person that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by Buyer or any of the Companies by reason of Section 280G of the Code (or any similar provision of state, local or foreign law);

            (xiv) there are no liens for taxes upon the assets of the Companies except for statutory liens for taxes not yet due;

            (xv) true and complete copies of all federal, state, local and foreign income or franchise Tax Returns of the Companies relating to taxable periods ending on or after January 1, 1995 have been delivered or made available to Buyer; and

            (xvi) the Companies have not knowingly waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      (l)   REAL PROPERTY.

            (i)   The Companies own no real property; and

            (ii) Section 4(l)(ii) of the Disclosure Schedule lists all real property leased or subleased to the Companies. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in
      Section 4(l)(ii) of the Disclosure Schedule (as amended to date). Each lease and sublease listed in Section 4(l)(ii) of the Disclosure Schedule is valid, binding, enforceable against the Companies and in full force and effect except (A) as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or equity) and (B) where the illegality, invalidity, nonbinding nature, unenforceability or ineffectiveness would not have a Material Adverse Effect. There is not, under any such lease, any existing default or event of default that would have a Material Adverse Effect (or event which with notice or lapse of time, or both, would constitute a default and in respect of which Sub 1 or Sub 2 has not taken adequate steps to prevent such a default from occurring).

      (m)   INTELLECTUAL PROPERTY.

            (i) Except as set forth in Section 4(m) of the Disclosure Schedule, each of Sub 1 and Sub 2 owns, free and clear of all liens, mortgages, security interests, charges and encumbrances, and has good title to, or hold adequate Licenses or otherwise possess all rights necessary to use, all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), inventions, discoveries, processes, know-how, trade secrets, scientific, technical, engineering and marketing data, object and source codes, and techniques used in the conduct of its business as now conducted (collectively, the "Intellectual Property").

            (ii) Section 4(m) of the Disclosure Schedule contains an accurate and complete list of (i) all such trademarks, trade names, service marks and copyrights, and all applications therefor and, with respect to registered items, contains a list of all jurisdictions in which such items are registered and all registration numbers; (ii) all

      Licenses and other agreements relating thereto; and (iii) all agreements relating to any of the Intellectual Property that Sub 1 or Sub 2 is licensed or authorized to use by others. To the Knowledge of Seller, the trademarks and copyrights constituting a part of the Intellectual Property are valid, subsisting and enforceable, and are duly recorded in the name of Sub 1 and Sub 2 except where failure to duly record will not have a Material Adverse Effect.

            (iii) To the Knowledge of Seller, no claims have been asserted by any Person challenging or questioning the ownership, validity, enforceability or use by Sub 1 or Sub 2 of any of the Intellectual Property and, to the Knowledge of Seller, there is no valid basis for any such claim; and, to the Knowledge of Seller, no other Person is infringing on the rights of Sub 1 or Sub 2 with respect to any of the Intellectual Property and, to the Knowledge of Seller, the use or other exploitation of the Intellectual Property by Sub 1 and Sub 2 does not infringe on or dilute the rights of any Person.

            (iv) Seller has delivered to Buyer all documents with respect to any invention, process, design, computer program or other know-how or trade secret included in the Intellectual Property, which documents are accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design or computer program.

      (n)   CONTRACTS.

            (i) Section 4(n)(i) of the Disclosure Schedule lists all written and, to Seller's Knowledge, oral contracts and other agreements to which the Companies are a party the performance of which will involve consideration in excess of $10,000. Seller has delivered to Buyer a correct and complete copy of each written contract or other agreement and a summary of each oral contract or agreement listed in Section 4(n) of the Disclosure Schedule (as amended to date).

            (ii) To the Knowledge of Seller, all parties to the contracts, commitments, instruments and agreements listed in Section 4(n) of the Disclosure Schedule have complied with the provisions thereof in all material respects and no party is in material default thereunder.

            (iii) Except as set forth in Section 4(n)(iii) of the Disclosure Schedule, neither Sub 1 nor Sub 2 is a party to or bound by any contracts that require payments in excess of $25,000 by any party thereto and are not cancelable by Sub 1 or Sub 2, as the case may be, on notice of not longer than 30 days.

            (iv) Subject to obtaining any requisite consents of third parties, the enforceability of the contracts and commitments referred to in Section 4(n)(i) will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the other agreements referred to herein.

            (v) Except as set forth in Section 4(n)(v) of the Disclosure Schedule, neither Sub 1 nor Sub 2 is a party to or bound by any contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

      (o) POWERS OF ATTORNEY. To the Knowledge of Seller, there are no outstanding powers of attorney executed on behalf of the Companies.

      (p) LITIGATION, ORDERS. Except as set forth in Section 4(p) of the Disclosure Schedule, there are no claims, actions, suits or proceedings pending before any court, arbitrator or governmental or regulatory authority (collectively, "Legal Actions"), or, to the Knowledge of Seller, threatened against or affecting Seller (with respect to its operation of Sub 1 and Sub 2), Sub 1 or Sub 2, except as would not individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4(p) of the Disclosure Schedule, there are no Legal Actions questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by Seller, Sub 1 or Sub 2 pursuant to this Agreement or any other agreement contemplated hereby, at law or in equity, before or by any federal, state, local or foreign governmental authority. Neither the Company, Sub 1 nor Sub 2 is subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or is expected to have a Material Adverse Effect.

      (q)   EMPLOYEE BENEFITS.

            (i) Section 4(q) of the Disclosure Schedule lists each Employee Benefit Plan that Sub 1 or Sub 2 maintains or to which Sub 1 or Sub 2 contributes.

                  (A) To the Knowledge of Seller, each such Employee Benefit
            Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

                  (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an employee Pension Benefit Plan.

                  (C) Each such Employee Benefit Plan which is an Employee
            Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code (ss)401(a).

                  (D) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
            Plan) equaled or exceeded
            the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                  (E) Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.

            (ii) With respect to each Employee Benefit Plan that the Companies maintain or ever have maintained or to which they contribute, ever have contributed or ever have been required to contribute:

                  (A) No Employee Benefit Plan is a "multiemployer plan" (as defined in (ss)4001(a)(3) of ERISA) and neither Seller nor any ERISA Affiliate (defined as any corporation or trade or business (whether or not incorporated) which would be treated as a member of a controlled group including Seller under (ss)4001(a)(14)) has sponsored or contributed to any "multiemployer plan." No event or condition has occurred in connection with which Seller or any of its ERISA Affiliates would be subject to any liability, encumbrance or lien with respect to any Employee Benefit Plan under ERISA, the Code or any other applicable law or under any agreement or arrangement pursuant to or under which Seller or any of its ERISA Affiliates are required to indemnify any Person against such liability, where such liability, individually or in the aggregate, would have a Material Adverse Effect. Except as would not have a Material Adverse Effect,
            (i) there are no pending or, to the Knowledge of Seller, threatened claims, suits, audits or investigations related to any Employee Benefit Plan and (ii) no Employee Benefit Plan provides post-retirement welfare benefits to any Employees other than as required by law.

                  (B) No such Employee Benefit Plan which is an Employee Pension
            Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted.

                  (C) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing or investigation would not have a Material Adverse Effect on the financial condition of the Companies, taken as a whole.

                  (D) The Companies have not incurred any liability to the PBGC
            (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (E) The consummation of the transactions contemplated by this
            Agreement (alone or in connection with any subsequent event, including a termination of employment) will not (i) accelerate the vesting or payment of any economic benefit provided or made available to any employees of Sub 1 or Sub 2, (ii) increase the amount of any economic benefit provided or made available to any such employees or (iii) accelerate or increase the funding obligation of Sub 1 or Sub 2 with respect to any Employee Benefit Plan.

                  (F) Since December 31, 1998, there has not occurred any
            amendment to, or adoption of, any Employee Benefit Plan that increases the obligations of Sub 1 or Sub 2 or any granting by either of them to a current or former director or officer of any increase in compensation or bonus, except as required under then-existing employment agreements.

      (r)   ENVIRONMENTAL MATTERS.

            (i) Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed on Section 4(r)(i) of the Disclosure Schedule, as of the date hereof, no written notice, notification, demand, request for information, citation, summons or complaint has been received or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to Seller's Knowledge, threatened by any governmental entity or other Person with respect to any (A) alleged violation by the Companies of any Environmental Law or liability thereunder, (B) alleged failure by the Companies to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of their businesses or (C) release of Hazardous Substances by the Companies.

            (ii) Except as disclosed on Section 4(r)(ii) of the Disclosure Schedule, to Seller's Knowledge, as of the date hereof, there are no Environmental Liabilities that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (iii) Except as set forth in Section 4(r)(iii) of the Disclosure Schedule, to the Knowledge of Seller, no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by Sub 1 or Sub 2 or that may otherwise have a Material Adverse Effect, and no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on or are present beneath the properties owned, leased or used by Sub 1 or Sub 2 in violation of or which may be required to be investigated or remediated under any applicable

      Environmental Laws. The environmental compliance programs of Sub 1 and Sub 2 comply in all material respects with all Environmental Laws.

            (iv) Except as set forth in Section 4(r)(iv) of the Disclosure Schedule, to the Knowledge of Seller, there are no Hazardous Substances present, and there has been no disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substance (a) on, from or affecting any of the Subject Properties, or (b) for which Sub 1 or Sub 2 is or is alleged to be responsible as a result of conduct occurring or conditions existing at or before Closing except those that are used by Sub 1 or Sub 2 in the Ordinary Course of Business and are stored and used in compliance with all Environmental Laws.

      (s) SEVERANCE ARRANGEMENTS. Except as set forth on Section 4(s) of the Disclosure Schedule, neither Sub 1 nor Sub 2 has entered into any severance or similar arrangement in respect of any Personnel that will result in any obligation (absolute or contingent) of Buyer, the Companies or any other Person to make any payment to any such Personnel following termination of employment or consummation of the transactions contemplated hereby.

      (t) INSURANCE. The assets, properties and operation of the Companies are insured under various policies of general liability and other forms of insurance, all of which are listed on Section 4(t) of the Disclosure Schedule. All such policies are in full force and effect in accordance with their terms, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, no notice of cancellation has been received and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder and the coverage provided thereby, with respect to any act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. Such policies are in amounts which are adequate in relation to the businesses and assets of the Companies. No risks with respect to the business of Sub 1 or Sub 2 have been designated by any of them or Seller as being self-insured. Neither Sub 1 or Sub 2, nor Seller in respect of either of Sub 1 or Sub 2, has been refused any insurance nor has coverage been limited by any insurance carrier to which any of them has applied for such insurance or with which any of them has carried such insurance in the last three years.

      (u) SUPPLIERS. Section 4(u) of the Disclosure Schedule sets forth a list of Sub 1's and Sub 2's ten largest suppliers in terms of purchases during the five months ended May 31, 1998, showing the approximate total purchases by Sub 1 and Sub 2 from each such supplier during such year. No material adverse change has occurred in the business relationship of Sub 1 or Sub 2 with any such supplier since June 1, 1999, and, to Seller's Knowledge, no facts exist and no events have occurred that would reasonably be expected result in a material adverse change to any such relationship.

      (v) ACCOUNTS RECEIVABLE. Section 4(v) of the Disclosure Schedule sets forth a true and complete list of all accounts receivable of Sub 1 and Sub 2 as of the date of the Most Recent Financial Statements and the Most Recent Fiscal Quarter End and the aging thereof. All accounts receivable of Sub 1 and Sub 2, whether reflected on such balance sheets or subsequently created through the Closing Date, represent sales actually made or services actually performed in the Ordinary Course of Business and, except as otherwise listed as uncollectible on Schedule 4(v), are current and either have been collected in full or will be collectable in full, without any setoff subject to any returns in the Ordinary Course of Business.

      (w) CERTAIN INTERESTS. Except as set forth in Section 4(w) of the Disclosure Schedule, neither Seller, Sub 1 nor Sub 2, nor any officer, director or shareholder thereof, nor any of their respective Affiliates, has (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with Sub 1 or Sub 2 and as owner of the property leased to the Companies or (b) any direct or indirect interest in any property or assets used by, or relating to, Sub 1 or Sub 2 or their respective businesses, except through the ownership of common stock of Sub 1 and Sub 2. The Disclosure Schedule sets forth a complete list of all agreements and arrangements among Sub 1 and Sub 2, on the one hand, and each of their respective officers, directors, shareholders and their respective immediate family members, on the other hand, and true and correct copies of all such agreements and arrangements have been delivered to Buyer.

      (x)   LABOR MATTERS.

            (i) Each of Sub 1 and Sub 2 has for the past three years and is currently complying in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice.

            (ii) There is no unfair labor practice charge or complaint against Sub 1 or Sub 2, or against Seller with respect to Sub 1 or Sub 2, pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board nor, to the Knowledge of Seller, is there any basis for any such charge or complaint.

            (iii) To the Knowledge of Seller, there is no labor strike, slowdown or work stoppage pending or threatened against Sub 1 or Sub 2.

            (iv) Neither Sub 1 nor Sub 2 has experienced any significant work stoppages or been a party (nor has Seller been a party with respect to Sub 1 or Sub 2) to any proceedings before the National Labor Relations Board involving any issues which would have a Material Adverse Effect for the past three years or been a party to any arbitration proceeding arising out of or under collective bargaining agreements for the past three years.

            (v) Except as set forth in Section 4(x)(v) of the Disclosure Schedule, there is no material charge or complaint pending or, to the Knowledge of Seller, threatened against Sub 1 or Sub 2, or against Seller with respect to Sub 1 or Sub 2, before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction. No employees of Sub 1 or Sub 2 are represented by any labor union and there is no collective bargaining agreement in effect with respect to such employees. During the past five years, to the Knowledge of Seller, no labor union has engaged in any organizing activities with respect to the employees of Sub 1 or Sub 2.

      (y) BANK ACCOUNTS. Section 4(y) of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Sub 1 or Sub 2 maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. On and after the Closing, all monies and accounts arising out of, relating to or established for the businesses will be held by, and accessible only to, Sub 1 or Sub 2.

      (z) TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 4(z) of the Disclosure Schedule, (i) no Affiliate of Sub 1 or Sub 2 is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligations with, Sub 1 or Sub 2 and (ii) no officer or director of Sub 1 or Sub 2 is an Affiliate of any competitor, customer, distributor, supplier or vendor of Sub 1 or Sub 2. Except as set forth in
Section 4(z) of the Disclosure Schedule, none of the assets (real, personal, tangible or intangible) or other property owned by or used in the conduct of the business of Sub 1 or Sub 2 are owned by any Affiliate of Sub 1 or Sub 2 or subject to any license or similar arrangement allowing use thereof by an Affiliate. Seller has not willfully and intentionally made an improper allocation of any intercompany services and charges by Seller to Sub 1 or Sub 2 for the period covered by the Most Recent Financial Statements nor has Seller willfully and intentionally changed the method of allocation between fiscal year 1998 and the Most Recent Financial Statements, wherein the failure to make the proper allocation or the making of such change, (individually or in the aggregate) would have a Material Adverse Effect on Eckler; provided, however, that Buyer acknowledges that certain intercompany services and charges have been identified by Buyer, its Affiliates and their respective advisors and agents (including without limitation, Sun Capital Partners, Inc. and Grant Thornton LLP, C.P.A.), including without limitation, those listed on Schedule 4(z), or have been provided to, or brought to the attention of, one or more of such parties, by Seller, its Affiliates and their respective advisors and agents (including, without limitation, BDO Seidman LLP and Stephens Inc.), also as set forth on Schedule 4(z) ("Identified Intercompany Services and Charges"), and Buyer acknowledges and agrees that the Identified Intercompany Services and Charges will not be deemed to have been improperly allocated or changed (as such changes are specifically set forth on Schedule 4(z)) for purposes of this
Section 4(z).

      (aa) PRODUCT WARRANTIES, DEFECTS AND LIABILITIES. Except as set forth in
Section 4(aa) of the Disclosure Schedule, each product manufactured, sold, leased, or delivered by Sub 1 or Sub 2 has been in conformity in all material respects with all applicable federal, state, local or foreign laws and regulations, contractual commitments and all express and implied warranties, except where a failure to conform, singly or in the aggregate, would not have a Material Adverse Effect, and, to Seller's Knowledge, neither Sub 1 nor Sub 2 has any liability for replacement or repair thereof or other damages in connection therewith, except for liabilities incurred in the Ordinary Course of Business. Other than guaranties, warranties and indemnities granted in the Ordinary Course of Business (which guarantees, warranties and indemnities would not, individually or in the aggregate, have a Material Adverse Effect), no product manufactured, sold, leased or delivered by Sub 1 or Sub 2 is subject to any guaranty, warranty, or other indemnity beyond their standard terms and conditions of sale or lease for such products. To Seller's Knowledge, neither Sub 1 nor Sub 2 has any material liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased, or delivered by Sub 1 or Sub 2 and, to the Knowledge of Seller, there has been no inquiry or investigation made in respect thereof by any Person.

      (bb) INVENTORIES. Except as disclosed in Section 4(bb) of the Disclosure Schedule, the inventories of the Companies as reflected on the Most Recent Financial Statements consist only of items in good condition and salable or usable in the Ordinary Course of Business except to the extent of the inventory reserve included on the Most Recent Financial Statements, which reserve is adequate for such purpose, and are recorded on such balance sheet in accordance with GAAP applied in a manner consistent with past practices and experience with respect to the time required to sell slow-moving inventory.

      (cc) PRICES; FINANCIAL CONDITION. To Seller's Knowledge, (i) since the date of the Most Recent Financial Statements, there have been no changes in the pricing of products purchased by Sub 1 or Sub 2, other than in the Ordinary Course of Business and (ii) there have not been any changes in the financial condition of any supplier of Sub 1 or Sub 2, which, individually or in the aggregate, would have a Material Adverse Effect.

      (dd) DISCLOSURE. No representation or warranty by Seller or the Companies contained in this Agreement or the Disclosure Schedule, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of Seller, to Buyer or any of its representatives in connection with the transactions contemplated hereby, and no statement or other information concerning the Companies contained in the annual report on Form 10-K dated December 31, 1998 and the quarterly report on Form 10-Q dated June 30, 1999 filed by Seller with the Securities and Exchange Commission, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

      (b) NOTICES AND CONSENTS. Seller will cause the Companies to give all notices to third parties, unless notice is otherwise waived by Buyer, and will cause the Companies to use their reasonable efforts to obtain all third-party consents, that are required to consummate the transactions contemplated hereby. Buyer and/or Seller, as applicable, will (and Seller will cause the Companies to) give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), Section 4(c) and Section 5(g) hereof. Without limiting the generality of the foregoing, each of the Parties will file (and Seller will cause the Companies to file) any Notification and Report Forms and related material that they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use their reasonable efforts to obtain (and Seller will cause the Companies to use their reasonable efforts to obtain) a waiver from the applicable waiting period, and will make (and Seller will cause the Companies to make) any further filings pursuant thereto that may be necessary in connection therewith.

      (c) CONDUCT OF BUSINESS. From the date of this Agreement to the Closing,
(a) Seller will cause each of Sub 1 and Sub 2 to conduct its business only in the ordinary course and consistent with past practice, and (b) all intercompany transactions between Seller, on the one hand, and Sub 1 or Sub 2, on the other hand, will be effected only in the Ordinary Course of Business, and will be paid in full prior to the Closing. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or consented to in writing by Buyer, from the date of this Agreement to the Closing, Seller will, with respect to Sub 1 and Sub 2, and will cause each of Sub 1 and Sub 2 to:

            (i) maintain its properties and equipment in substantially the same operating condition and repair as in effect on the date hereof;

            (ii) continue all existing policies of insurance in full force and effect and at least at such levels as are in effect on the date hereof, up to and including the Closing, and not cancel any such insurance or take or fail to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

            (iii) not enter into any transaction or make or enter into any material contract or commitment, or terminate or amend any material contract or commitment, except in the Ordinary Course of Business, or enter into any contract or commitment with any officer, director, shareholder, consultant or Affiliate, except as contemplated by this Agreement;

            (iv) use reasonable efforts to preserve its business organization and its current relationships with its employees, suppliers, customers, distributors, advertisers, subscribers and others having business relationships with it and to keep available to Sub 1 and Sub 2 the services of their employees;

            (v) not grant any increase in the compensation payable to any officer or other employee of Sub 1 or Sub 2, and not contribute or make any commitment to, or representation that it will, contribute any amounts to any Employee Benefit Plan, or adopt any new Employee Benefit Plan;

            (vi) maintain its books, accounts and records in the Ordinary Course of Business;

            (vii) not incur any obligation or liability, whether absolute, fixed or contingent, except in the Ordinary Course of Business;

            (viii) not issue any capital stock, or any rights, options or warrants to acquire any capital stock, or declare, set aside or pay any dividend or distribution in respect of any of its capital stock, or redeem, purchase or otherwise acquire any of its capital stock;

            (ix) not terminate, discontinue, close or dispose of any facility;

            (x) not make any capital expenditures or any commitments for capital expenditures that individually exceed $50,000 or in the aggregate exceed $100,000 except as set forth in Section 5(c)(viii) of the Disclosure Schedule;

            (xi) not transfer, lease or otherwise dispose of any property or assets except in the Ordinary Course of Business;

            (xii) not pay, discharge or satisfy any claim, lien, encumbrance, obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than in the Ordinary Course of Business;

            (xiii) not permit any of its properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except those in effect on the date of this Agreement;

            (xiv) not cancel any debts or waive any claims or rights of substantial value;

            (xv) not reduce the quality or quantity of services provided to customers or change the prices of any of its products or services except in the Ordinary Course of Business;

            (xvi) not make any loans, advances or capital contributions to, or investments in, any Person, except loans and advances to employees in the Ordinary Course of Business; or

            (xvii) not take any action that would result in any of the representations or warranties of Seller set forth in this Agreement becoming untrue or cause any of the conditions to the Closing set forth in
      Section 7 to not be satisfied.

      (d) FULL ACCESS. Seller will permit, and Seller will cause the Companies to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Companies, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Companies. Buyer will treat and hold as such any Confidential Information it receives from Seller, and the Companies, in the course of the reviews contemplated by this
Section 5(d), will not use any of the Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever, will return to Seller and the Companies all tangible embodiments (and all copies) of the Confidential Information which are in its possession. No such investigation by Buyer or its representatives will affect any of Sellers' representations and warranties in this Agreement; PROVIDED, HOWEVER, that Buyer affirms that the representation and warranty contained in
Section 3(b)(viii) of this Agreement is true and correct.

      (e) NOTICE OF DEVELOPMENTS.

            (i) Seller may elect at any time to notify Buyer of any development causing a breach of any of the representations and warranties of the Companies in Section 4 above. Unless Buyer has the right to terminate this Agreement pursuant to Section 9(a)(ii) below by reason of the development and exercises that right within the period of 10 business days referred to in Section 9(a)(ii) below, the written notice pursuant to this Section 5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

            (ii) Parent, Buyer and Seller will give prompt written notice to the others of any material adverse development causing a breach of any of its representations and warranties in Section 3 above. No disclosure by Parent, Buyer or Seller pursuant to this Section 5(e), however, will be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

      (f) EXCLUSIVITY. Seller will not, and will not authorize any officer, director, employee or agent of Seller or the Companies to, or authorize any investment banker, attorney, accountant or other representative retained by Seller or any Affiliate of Seller to (and Seller will not cause or permit the Companies to), directly or indirectly, solicit offers for sale or negotiate or discuss a possible merger, sale or restructuring, refinancing or other disposition of all or any material part of the Companies, their assets or capital stock with any other potential purchaser, nor provide any information to any other potential purchaser regarding the Companies in that connection until the Closing. Seller will promptly advise Buyer of any offer, solicitation or request for information received by it from any Person, including the identity of the Person making such offer, solicitation or request and the nature and terms (if any) of any such offer, solicitation or request.

      (g)   ENVIRONMENTAL MATTERS.

            (i) Seller will take all reasonable actions necessary to continue in full force and effect all existing permits issued to Sub 1 or Sub 2, and, with Buyer's prior approval, review and consent, to apply for any permits, and/or file or submit any notices or registration statements, needed or expected to be needed to enable the businesses of Sub 1 or Sub 2 to continue in normal operation after Closing, including, without limitation, any transfers of existing permits and/or any filings necessary for existing permits to remain in full force and effect notwithstanding the transaction contemplated by this Agreement.

            (ii) Seller will provide, or will cause the Companies to provide, to
      Buyer:

                  (A) the originals, or, if not available, copies, of any
            applications, statements, or reports filed or given by or with respect to Sub 1 or Sub 2 with or to the EPA, any state department of environmental regulations, or any similar department of environmental regulations, or any similar state or local regulatory body, authority, or agency in the past five years;

                  (B) the originals, or, if not available, copies, of any
            governmental permits, authorizations or approvals for Seller or Sub 1 or Sub 2 and/or their operations issued in the past five years; and

                  (C) all reports and documentation of Sub 1 and Sub 2 (whether or not generated internally) concerning past waste disposal and compliance with waste disposal regulations (hazardous or otherwise).

      6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

      (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). Promptly following Closing, Seller will take all actions necessary to transfer to Buyer, for no additional consideration, (i) a Ford F150 truck (VIN# 1FTEF15NBTLA98681) and
(ii) three Router Com Super Stack II-Netbuilder (model# 3C8224C), free and clear of all liens or other encumbrances.

      (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Companies, each of the other Parties will cooperate with it and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as will be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

      (c) TRANSITION. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Companies from maintaining the same business relationships with the Companies after the Closing as it maintained with the Companies prior to the Closing.

      (d) GUARANTEES. Buyer will use reasonable efforts to assist Seller to secure the release of Seller from all guarantees entered into by Seller or its Affiliates on behalf of Sub 1 or Sub 2 under letters of credit, loans, guarantees, leases, including all equipment and real property leases, mortgages or other similar arrangements which guarantees are set forth in Section 6(d) of the Disclosure Schedule (the "Guaranteed Obligations"); provided that Buyer will not be required to pay money or incur any expenses in connection therewith.

      (e)   COMPETITION.

            (i) Seller acknowledges that Buyer would be irreparably damaged if Seller's confidential knowledge of the business of Sub 1 or Sub 2 (the "Business") were disclosed to or utilized on behalf of any Person that is in competition with Sub 1 or Sub 2. Accordingly, Seller will not, and will cause its Affiliates not to, at any time, without the prior written consent of Buyer, disclose or use any such Confidential Information. For purposes hereof, Confidential Information will not include information that is approved in writing for release by Buyer or Parent, is generally known by the recipient prior to its disclosure to the recipient, is received by a recipient from a third party rightfully in possession of such information or is otherwise required by law to be disclosed.

            (ii) In furtherance of this Section 6(e) and to secure the interests of Buyer hereunder, Seller will not, and will not permit any of its Affiliates to, directly or indirectly, participate in the ownership, management, operation or control of, or have any financial interest in or assist any person in the conduct of, any business (a "Competitive Operation") that competes with the Business as conducted by Sub 1 and Sub 2, respectively, at any time during the two-year period immediately preceding the date of this Agreement in any area where the Business is then conducted; PROVIDED, HOWEVER, that ownership of note more than one percent of the equity securities of any publicly held Competitive Operation will not constitute a violation of this paragraph (ii).

            (iii) Seller acknowledges that a violation by it or any of its Affiliates of any of the covenants contained in this Section 6(e) would cause immeasurable and irreparable damage to Buyer. Seller accordingly acknowledges that Buyer will be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any covenant, without posting a bond or other security, in addition to any other remedies available to Buyer.

      (f) TRADEMARKS. Seller will cooperate with Buyer and take all action reasonably requested by Buyer to transfer and assign to Buyer all rights of Seller, Sub 1 or Sub 2 in the trademarks referred to in the Assignment of Trademarks attached hereto as EXHIBIT E, including without limitation filing such documents and other materials with the U.S. Patent and Trademark Office and other governmental and regulatory agencies as may be necessary to effect such transfer and assignment.

      (g) NAME CHANGE OF SELLER'S SUBSIDIARY. Seller will change the name of its wholly owned subsidiary "Eckler Corvette Sales, Inc." so as to remove the name "Eckler" on or prior to the Closing Date.

      7. CONDITIONS TO OBLIGATION TO CLOSE.

      (a) CONDITIONS TO OBLIGATION OF BUYER AND PARENT. The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement are subject to satisfaction at or before the Closing of the following conditions:

            (i) the representations and warranties set forth in Section 3(a) and
      Section 4 above and the statements contained in any schedule, amended schedule, instrument, list, certificate or writing delivered by Seller or the Companies pursuant to this Agreement, that are qualified as to materiality will be true and correct as of the date when made and as of the Closing Date as if made at and as of the Closing Date and each of such representations, warranties and statements that are not so qualified will be true and correct in all material respects as of the date when made and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations, warranties and statements that address matters only as of a particular date, in which case they will be true and correct, or true and correct in all material respects, as applicable, as of such date);

            (ii) Seller will have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) There will not be instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of any of the transactions contemplated hereby, (b) would reasonably be expected to have a Material Adverse Effect on Buyer's ability to exercise control over or manage the Companies after the Closing or (c) would reasonably be expected to have a Material Adverse Effect.

            (iv) no statute, rule, regulation, executive order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or governmental authority that prohibits the consummation of any of the transactions contemplated hereby;

            (v) all Licenses, consents, approvals and authorizations of all third parties and governmental and regulatory authorities will have been obtained that are necessary except as set forth on Schedule 7(a)(v) of the Disclosure Schedule , in the opinion of counsel to Buyer, in connection with (a) the execution and delivery by Seller and the Companies of this Agreement, (b) the consummation by Seller and the Companies of the transactions contemplated hereby and (c) the ownership and operation by Buyer of the Companies, and copies of all such Licenses and consents, approvals and authorizations will have been delivered to Buyer;

            (vi) from the date of this Agreement through the Closing Date, there will not have occurred any change in the financial condition, business or operations of Sub 1 or Sub 2 that would be reasonably likely to have a Material Adverse Effect;

            (vii) Seller will have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(vi) is satisfied in all respects;

            (viii) all actions to be taken by Seller and the Companies in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

            (ix) as of the Closing Date, none of the Companies will have any indebtedness for borrowed money or obligations in respect of any such indebtedness, including indebtedness to Seller or any of its Affiliates, except for a $315,000 letter of credit required under the General Motors Service Parts Operations License Agreement or as set forth in Section 7(a)(ix) of the Disclosure Schedule;

            (x) at the Closing, Seller will have entered into a ten-year lease agreement in the form of EXHIBIT F for Buildings Two and Three at Seller's headquarters in Titusville, Florida;

            (xi) at the Closing, Buyer and Seller will enter into a Transition Services Agreement substantially in the form of EXHIBIT G hereto;

            (xii) Buyer will have received from Morgan, Lewis & Bockius LLP, counsel to Seller, an opinion in form and substance as set forth in EXHIBIT H attached hereto, addressed to Buyer and dated as of the Closing Date;

            (xiii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act (if applicable) will have expired or otherwise been terminated and the Parties and the Companies will have received all other authorizations, consents and approvals of the governmental or regulatory bodies or authorities referred to in Section 3(a)(ii), Section 3(b)(ii) and Section 4(c);

            (xiv) Seller will have delivered to Buyer an executed counterpart of the Assignment of Trademarks, in the form attached hereto as EXHIBIT E;

            (xv) Seller will have secured the release of Sub 1 and Sub 2 from all guarantees entered into by Sub 1 or Sub 2 on behalf of Seller or its Affiliates under all Guaranteed Obligations set forth on Section 6(d) of the Disclosure Schedule unless waived by the Buyer in writing.

Buyer and Parent may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

      (b) CONDITIONS TO OBLIGATION OF SELLER AND THE COMPANIES. The obligation of Seller and the Companies to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3(b) above and the statements contained in any schedule, amended schedule, instrument, list, certificate or writing delivered by Buyer or Parent pursuant to this Agreement, that are qualified as to materiality will be true and correct as of the date when made and as of the Closing Date as if made at and as of the Closing Date and each of such representations, warranties and statements that are not so qualified will be true and correct in all material respects as of the date when made and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations, warranties and statements that address matters only as of a particular date, in which case they will be true and correct, or true and correct in all material respects, as applicable, as of such date);

            (ii) Buyer and Parent will have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) there will not be instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of any of the transactions contemplated hereby, (b) would reasonably be expected to have a Material Adverse Effect on Buyer's or Parent's ability to exercise control over or manage the Companies after the Closing or (c) would reasonably be expected to have a Material Adverse Effect;

            (iv) no statute, rule, regulation, executive order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or governmental authority that prohibits the consummation of any of the transactions contemplated hereby;

            (v) Buyer and Parent will have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iv) is satisfied in all respects;

            (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act (if applicable) will have expired or otherwise been terminated and the Parties and the Companies will have received all other authorizations, consents and approvals of governmental or regulatory bodies or authorities referred to in Section 3(a)(ii),
      Section 3(b)(ii) and Section 4(c), above;

            (vii) all actions to be taken by Buyer and Parent in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

            (viii) at the Closing, Buyer will have entered into a ten-year lease agreement in the form of EXHIBIT D for Buildings Two and Three at Seller's headquarters in Titusville, Florida;

            (ix) Seller will have received the Closing Payment;

            (x) at the Closing, Buyer and Seller will enter into a Transition Services Agreement substantially in the form of EXHIBIT G hereto; and

            (xi) Seller will have received from counsel to Buyer an opinion in form and substance as set forth in EXHIBIT I attached hereto, addressed to Seller and dated as of the Closing Date.

Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

      8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

      (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller contained in Section 4 above will survive the Closing hereunder (unless Buyer or Parent knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter. All of the representations and warranties of the Parties contained in Section 3 above will survive the Closing (unless the damaged Party or Party's agents (including, without limitation, in the case of Buyer, Sun Capital Partners, Inc.) knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for the applicable statutes of limitations.

      (b)   INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.

            (i) In the event (A) either Seller or the Companies breaches any of its representations, warranties and covenants contained herein (other than the covenants in Section 2(a) above and the representations and warranties in Section 3(a) above which are covered by paragraph (ii) below), and, if there is an applicable survival period pursuant to Section 8(a) above, (B) any claim is asserted against Buyer or any Affiliate with respect to any Taxes relating to Seller's, Sub 1's or Sub 2's operations or properties on or prior to the Closing Date, (C) any Taxes that may be due from Seller directly and solely as a result of the sale of the stock of the Companies pursuant to this Agreement, provided that Buyer or Parent makes a written claim for indemnification against Seller within such survival period, (D) any liability or obligation relating to events prior to the Closing with regard to any Employee Benefit Plan, unless otherwise accrued or provided for in the July 1999 Financial Statements, or as otherwise provided in this Agreement, (E) any liability arising out of products sold by Sub 1 or Sub 2 prior to the Closing Date, unless otherwise accrued or provided for in the July 1999 Financial Statements, or as otherwise provided in this Agreement, (F) any violation by Seller, Sub 1 or Sub 2 of any Environmental Law or (G) any claims, lawsuits, injunctions or other actions brought or threatened by any Person against any of Sub 1, Sub 2, Buyer or any of Buyer's Affiliates based on a claim by any Person of a right to acquire Sub 1 or Sub 2 from Seller, then Seller agrees to indemnify Buyer from and against any Adverse Consequences Buyer will suffer through and after the date of the claim for indemnification caused proximately by the breach; PROVIDED, HOWEVER, that Seller will not have any obligation to indemnify Buyer or Parent from and against any Adverse Consequences caused by (A) through (G) above (except Adverse Consequences relating to Taxes or Employee Benefit Plans): (x) until Buyer or Parent has suffered Adverse Consequences by reason of all such breaches in excess of a $100,000 aggregate deductible (the "Indemnification Threshold") (after which point Seller will be obligated only to indemnify Buyer or Parent from and against further such Adverse Consequences, that is, for amounts greater than $100,000) or thereafter (y) to the extent the Adverse Consequences Buyer has suffered by reason of all such breaches exceeds a $10,250,000 aggregate ceiling (after which point Seller will have no obligation to indemnify Buyer from and against further such Adverse Consequences).

            (ii) In the event either Seller or the Companies breaches any of its covenants in Section 2(a) above or any of its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that Buyer or Parent makes a written claim for indemnification against Seller within such survival period, then Seller agrees to indemnify Buyer or Parent from and against the entirety of any Adverse Consequences Buyer or Parent will suffer through and after the date of the claim for indemnification caused proximately by the breach.

      (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER. In the event either Buyer or Parent breaches any of its representations, warranties and covenants contained herein, and, if there is an applicable survival period pursuant to
Section 8(a) above, provided that Seller makes a written claim for indemnification against Buyer or Parent pursuant to Section 10(g) below within such survival period, then Buyer or Parent agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller will suffer through and after the date of the claim for indemnification caused proximately by the breach.

      (d)   MATTERS INVOLVING THIRD PARTIES.

            (i) If any third party will notify any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party will promptly (and in any event within 10 business days after receiving notice of the Third-Party Claim) notify each Indemnifying Party thereof in writing.

            (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

            (iii) Unless and until an Indemnifying Party assumes the defense of the Third-Party Claim as provided in Section 8(d)(ii) above, however, the Indemnified Party may defend against the Third-Party Claim in any manner it reasonably may deem appropriate.

            (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

      (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties will make appropriate adjustments for tax benefits and insurance coverage in determining the amount of Adverse Consequences actually incurred by a party for purposes of this Section 8. To the extent that utilization of tax benefits, insurance coverage or indemnification payments reduces the amount of Adverse Consequences actually incurred by Buyer or Parent, such Adverse Consequences will not be counted against the Indemnification Threshold. All indemnification payments under this Section 8 will be deemed adjustments to the Merger Consideration.

      (f) OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions in this Section 8 are in addition to, and not in derogation of, any statutory, equitable or common law remedy any Party may have for breach of representation, warranty or covenant; PROVIDED, HOWEVER, that Buyer and Parent acknowledge and agree that the foregoing indemnification provisions in this Section 8 will be the exclusive remedy of Buyer for any breach of the representations and warranties in Section 4 above.

      9.    TERMINATION.

      (a) TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

            (i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) Buyer and Parent may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous 10 business days given Buyer or Parent any notice pursuant to Section 5(e)(i) above and (B) the development that is the subject of the notice has had a Material Adverse Effect;

            (iii) Buyer and Parent may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event either Seller or the Companies has breached any material representation, warranty or covenant contained in this Agreement in any material respect, either Buyer or Parent has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing will not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under
      Section 7(a) hereof which is not otherwise waived by Buyer (unless the failure results primarily from either Buyer or Parent itself breaching any representation, warranty or covenant contained in this Agreement); and

            (iv) Seller and the Companies may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event either Buyer or Parent has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing will not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under Section 7(b) hereof which is otherwise waived by Seller (unless the failure results primarily from either Seller or the Companies breaching any representation, warranty or covenant contained in this Agreement, in which event such date will be extended until such breach is cured).

      (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder will terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 5(d) above will survive termination.

      10. TAX INDEMNIFICATION. Notwithstanding anything to the contrary contained in Section 8 of this Agreement:

      (a) TAX SHARING AND INDEMNIFICATION. Seller will indemnify, defend and hold harmless Buyer from and against any and all Taxes that may be imposed on or assessed against or otherwise claimed to be due from Buyer with respect to any of the Companies or Tax Affiliate, or the assets of any such Company or its Tax Affiliates (A) with respect to taxable periods ending on or prior to the Closing Date; (B) with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which any of the Companies or any predecessor thereof is or was a member (other than a Company) on or prior to the Closing Date, by reason of the liability of such Company pursuant to Treasury Regulation
Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation; (C) arising by reason of any breach by Seller of the representations, warranties and covenants contained in Section 4(k); (D) by reason of being a successor-in-interest or transferee of another entity on or prior to the Closing Date; (E) with respect to any and all Taxes allocated to Seller pursuant to Section 10(c) hereof; and (F) arising from an election or deemed election imposed by a taxing authority under Section 338 (h)(10) of the Code (or any comparable provision of state, local or foreign law) with respect to the purchase of the Sub 1 Shares and Sub 2 Shares. Seller will also pay or cause to be paid and will indemnify and hold harmless Buyer, each Company and their Tax Affiliates from and against (x) any liability arising under any Tax sharing, Tax indemnity, Tax allocation or similar agreement (whether or not written) to which any of the Companies or any predecessor or transferor with respect thereto is a party or is bound ("Tax Sharing Payments") and (y) all losses, damages and reasonable third party costs and expenses (including reasonable attorney, accountant and expert witness fees) ("Related Costs") incurred in connection with the Taxes or Tax Sharing Payments for which Seller indemnifies Buyer, each Company and their Tax Affiliates pursuant to this
Section 10(a) (or any asserted deficiency, claim, demand or assessment, including the defense or settlement thereof relating to such Taxes or Tax Sharing Payments) or the enforcement of this Section 10(a).

      (b) Buyer will be responsible for, and will pay or cause to be paid, and will indemnify and hold harmless Seller from and against, any and all Taxes that may be imposed on or assessed against a Company (i) with respect to taxable periods of the Company beginning after the Closing Date and (ii) with respect to any and all Taxes allocated to Buyer pursuant to Section 10(c) hereof. Buyer will also pay or cause to be paid and will indemnify and hold harmless Seller from and against all Related Costs of Seller incurred in connection with the Taxes for which Buyer indemnifies Seller pursuant to this Section 10(b) (or any asserted deficiency, claim, demand or assessment, including the settlement thereof, relating to such Taxes) or the enforcement of this Section 10(b).

      (c) (i) Taxes, attributable to any taxable period of any of the Companies beginning before and ending after the Closing Date hereof will be allocated (A) to Seller for the portion of the period up to and including the Closing Date, and (B) to Buyer (or such Company) for the portion of the period subsequent to the Closing Date.

            (ii) For purposes of this Section 10(c), Taxes for the period up to and including the Closing Date, ("Seller's Taxes"), will be determined on the basis of an interim closing of the books as of the end of the Closing Date, PROVIDED, HOWEVER, that in the case of a franchise tax not based on income, such Seller's Taxes will be equal to the amount of franchise tax for the taxable year multiplied by a fraction, the numerator of which will be the number of days from the beginning of the taxable year through the Closing Date, as the case may be, and the denominator of which will be the number of days in the taxable year.

      (d) (i) Except as otherwise specifically provided herein, Seller will be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of any of the Companies or their assets or operations for taxable periods ending on or before the Closing Date including extensions, and Buyer will be responsible for filing or causing to be filed all other Tax Returns required to be filed by or on behalf of any of the Companies or their assets or operations for taxable periods ending after the Closing Date including extensions.

            (ii) With respect to any Tax Returns of any of the Companies required to be filed by Seller as set forth in clause (i) above for taxable periods ending on or before the Closing Date, at least 15 days prior to the due date for filing of such Tax Returns (including extensions), Seller will provide Buyer with copies of such Tax Return for Buyer's approval (which approval will not be unreasonably withheld).

            (iii) With respect to any Tax Returns of any of the Companies required to be filed by Buyer after the Closing Date that include any period before the Closing Date, if any, at least 15 days prior to the due date for filing of such Tax Return, (including extensions), Buyer will provide Seller with copies of such Tax Return for Seller's approval (which approval will not be unreasonably withheld), together with a statement setting forth the amount of Tax shown due thereon that is allocable to Seller pursuant to Section 10(c) hereof (the "Statement"). Not later that five days before the due date for payment of Taxes with respect to such Tax Return, Seller will pay to Buyer an amount equal to the Taxes shown on the Statement as being allocable to Seller pursuant to Section 10(c) hereof. No payment pursuant to this Section 10(d)(iii) will excuse Seller from its indemnification obligations pursuant to Section 10(a) hereof should the amount of Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Return and which are the responsibility of Seller, exceed the amount of Seller's payment under this
      Section 10(d)(iii).

            (iv) Any dispute with respect to any Tax Return referred to in this
      Section 10(d)(iv) will be resolved by the independent accounting firm referred to in Section 10(h) hereof.

      (e) Seller and Buyer will cooperate fully with each other and make available to each other in a timely fashion such tax data and other information as may be reasonably required for the preparation of any Tax Returns required to be prepared and filed by Buyer hereunder. Seller and Buyer will make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of each Company for all taxable periods of such Company ending on, prior to or including the Closing Date and will preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; PROVIDED, HOWEVER, that in the event a proceeding has been instituted for which the information, records or documents is required prior to the expiration of the applicable statute of limitations such information, records or documents will be retained until there is a final determination with respect to such proceeding.

      (f) Buyer and Seller will promptly notify each other in writing upon receipt by Buyer, any of the Companies or Seller, as the case may be, of any notice of any Tax audits of or assessments against any of the Companies for taxable periods of such Company ending on, prior to or including the Closing Date. Seller will have the right to represent such Company's interests in any Tax audit or administrative or court proceeding (a "Tax Proceeding") relating to taxable periods of such Company ending on or prior to the Closing Date and to employ counsel of its choice at its expense; PROVIDED, HOWEVER, that Seller may not agree to a settlement or compromise thereof without the prior consent of Buyer, if such settlement or compromise could be expected to have an adverse effect on such Company, Buyer or its Tax Affiliates with respect to Taxes or taxable periods for which Buyer is responsible hereunder. Buyer will have the right, at its expense, to represent a Company's interests in any Tax Proceeding relating to any taxable period ending after the Closing Date. Buyer and Seller each agree that they will cooperate fully with each other and their respective counsel in the defense against or compromise of any claim in any Tax Proceeding.

      (g) Seller and Buyer agree that any payment made under Sections 8 and 10 will be treated by the parties on their Tax Returns as an adjustment to the aggregate consideration for the Sub 1 Shares and Sub 2 Shares. If, notwithstanding such treatment by the parties, any indemnity payment is determined to be taxable to the indemnified party by any taxing authority, the indemnifying party will also indemnify the indemnified party for any Taxes and Related Costs payable by the indemnified party by reason of the receipt of such indemnity payment.

      (h) Any dispute as to any matter covered under this Section 10 will be resolved by an independent accounting firm mutually acceptable to Seller and Buyer. The fees and expenses of such accounting firm will be borne equally by the parties.

      11.   MISCELLANEOUS.

      (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to afford the other Parties the opportunity to review and comment upon the disclosure prior to the making thereof).

      (b) NO THIRD-PARTY BENEFICIARIES. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein and the schedules and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement between the Parties and supersede any prior understandings, agreements, including the letter of intent dated April 27, 1999, between Seller and an Affiliate of Buyer, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

      (d) SUCCESSION AND ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Buyer and Seller; PROVIDED, HOWEVER, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless will remain responsible for the performance of all of its obligations hereunder) and (iii) assign all of its rights hereunder to Deutsche Financial Services Corporation and its assigns in the instance of default under the Loan and Security Agreement by and between Deutsche Financial Services Corporation and Buyer dated August 23, 1999.

      (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

      (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      (g) NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, or if sent by facsimile transmission, on the date of receipt by the recipient:

        If to Seller:           Smart Choice Automotive Group, Inc.
                                5200 South Washington Avenue
                                Titusville, Florida  32780-7316
                                Fax:  407-264-0376
                                Attn: Gary R. Smith,
                                      President and Chief Executive Officer

        copy to:                Morgan, Lewis & Bockius LLP
                                5300 First Union Financial Center
                                200 South Biscayne Boulevard
                                Miami, Florida  33131-2339
                                Fax:  305-579-0321
                                Attn: Martin T. Schrier, Esq.

        If to Buyer or Parent:  Eckler Industries, LLC
                                c/o Sun Capital Partners, Inc.
                                5355 Town Center Road, Suite 802
                                Boca Raton, Florida  33486
                                Fax:  561-394-0540
                                Attn: Marc J. Leder and Rodger R. Krouse

        copy to: Klehr, Harrison, Harney, Branzburg & Ellers LLP 260 S. Broad Street
                                Philadelphia, Pennsylvania  19102
                                Fax:  215-568-6603
                                Attn: Robert W. Cleveland, Esq.

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

      (i) WAIVER OF JURY TRIAL. To the extent not prohibited by applicable law which cannot be waived, each of the Parties hereby waives and covenants that it will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue or action arising out of or based upon this Agreement or any other document or agreement entered into in connection herewith or the subject matter hereof or thereof or in any way connected with or related or incidental to the transactions contemplated hereby or thereby, in each case whether now existing or hereafter arising. Each Party acknowledges that it has been informed by the other Party that this Section 11(i) constitutes a material inducement upon which such other Party is relying and will rely in entering into this Agreement and any other agreements relating hereto or contemplated hereby. Either party hereto may file an original counterpart or a copy of this Section 11(i) with any court as written evidence of the consent of each Party to the waiver of its right to trial by jury.

      (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l) EXPENSES. Except as set forth in Section 4(d) and 9(c), each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" will mean including without limitation.

      (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and the Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     *****

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


SMART CHOICE AUTOMOTIVE                 ECKLER INDUSTRIES, INC.
GROUP, INC.

By  /s/ ROBERT J. DOWNING               By  /s/ ROBERT J. DOWNING
  ------------------------------          -----------------------------
Name:  Robert J. Downing                Name:  Robert J. Downing
Title: Vice President                   Title: Vice President


ECKLER INDUSTRIES, LLC                  ECKLER'S RACING BODIES, INC.

By  /s/ RODGER R. KRAUSE                By /s/ ROBERT J. DOWNING
  ------------------------------          -----------------------------
Name:  Rodger R. Krause                 Name:  Robert J. Downing
Title: Vice President                   Title: Vice President


SUN AUTOMOTIVE PARTNERS, L.P.

By:   Sun Automotive Advisers, Inc.

By  /s/ RODGER R. KRAUSE
  ------------------------------
Name:  Rodger R. Krause
Title: Vice President